Exhibit 99.1

NEWS RELEASE

Contact:
Sheila Spagnolo
Vice President
Phone (610) 251-1000
sspagnolo@triumphgroup.com

TRIUMPH GROUP REPORTS

 FIRST QUARTER FISCAL 2011 EARNINGS;

RAISES FISCAL YEAR 2011 GUIDANCE

•                  Net sales for the first quarter fiscal 2011 increased 29% to $406.4 million

•                  Income from continuing operations for first quarter fiscal 2011 increased 15% to $24.8 million, or $1.33 per diluted share, excluding acquisition/integration costs

•                  Successfully completed acquisition of Vought Aircraft Industries

Wayne, PA — July 28, 2010 — Triumph Group, Inc. (NYSE: TGI) today reported that net sales for the first quarter of the fiscal year ending March 31, 2011 totaled $406.4 million, a twenty-nine percent increase from last year’s first quarter net sales of $316.1 million.  Organic sales growth for the quarter was two percent.  Income from continuing operations for the first quarter of fiscal year 2011 was $11.6 million, or $0.62 per diluted share, versus $21.5 million, or $1.30 per diluted share, for the first quarter of the prior year.  The quarter’s results included $17.4 million pre tax ($13.2 million after tax or $0.71 per diluted share) of transaction and integration expenses related to the recent acquisition of Vought Aircraft Industries.  Excluding these acquisition-related costs, income from continuing operations for the quarter was $24.8 million, or $1.33 per diluted share.  Net income for the first quarter of fiscal year 2011 was $11.4 million, or $0.61 per diluted share, versus $18.0 million, or $1.09 per diluted share, for the first quarter of the prior year.  Net income for the quarter excluding transaction and integration costs was $24.6 million, or $1.32 per diluted share.  The tax rate for the quarter was 45.2% reflecting the non-deductibility of certain acquisition-related expenses in the quarter as well as the absence of the Research and Development tax credit, which expired December 31, 2009. The tax rate for the remainder of the fiscal year will be approximately 36%.   The number of shares used in computing diluted earnings per share for the first quarter of fiscal year 2011 was 18.7 million shares.  During the quarter, the company generated $22.7 million of cash flow from operations, which included approximately $12.4 million of interest paid at closing on Vought’s debt and approximately $12.8 million of acquisition-related costs.

Richard C. Ill, Triumph’s Chairman and Chief Executive Officer, said, “We are very proud of how well our businesses performed this quarter.  Both business segments recorded year over year organic growth in revenue and operating income.  Our end markets and the great majority of our programs continue to strengthen.”

Mr. Ill continued, “The integration of Vought is on track and the acquisition was accretive to earnings per share this quarter.  We continue to be excited about the opportunities that this acquisition brings and remain confident in our ability to deliver continued revenue growth, strong cash flow and earnings expansion throughout the remainder of the fiscal year.”

Aerospace Systems

The Aerospace Systems segment reported net sales for the quarter of $346.9 million compared to $260.0 million in the prior year period, an increase of thirty-three percent.  Organic sales growth for the quarter was one percent.  Operating income for the first quarter of fiscal year 2011 was $54.4 million compared to $41.8 million for the prior year period, an increase of thirty percent.  The segment’s operating results included a net recovery of $0.8 million of legal costs associated with the ongoing trade secret litigation which was offset by costs related to the signing of a collective bargaining agreement and a favorable settlement of a retroactive pricing agreement.

Aftermarket Services

The Aftermarket Services segment reported net sales for the quarter of $59.8 million compared to $57.8 million in the prior year period, an increase of four percent, all of which was organic.  Operating income for the first quarter of fiscal year 2011 was $4.1 million, compared to $2.4 million for the prior year period.  Operating margin for the quarter increased to seven percent, a sixty-four percent year over year improvement.

Outlook

In commenting on the outlook for fiscal year 2011, Mr. Ill said, “Based on current aircraft production rates and including Vought for the remainder of the year, we now expect that earnings per share from continuing operations will be in excess of $6.00 per diluted share excluding transaction and integration costs and based on a weighted average share count of 23.9 million shares.  Based on the progress of the integration to date, we now expect to generate annual recurring synergies of approximately $15 million within the first twelve to eighteen months of the acquisition.”

As previously announced, Triumph Group will hold a conference call tomorrow at 8:30 a.m. (ET) to discuss the fiscal year 2011 first quarter results.  The conference call will be available live and archived on the company’s website at http://www.triumphgroup.com.  A slide presentation will be included with the audio portion of the webcast.  An audio replay will be available from July 29th until August 6th by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode #1470279.

Triumph Group, Inc., headquartered in Wayne, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerostructures, aircraft components, accessories, subassemblies and systems.  The company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

More information about Triumph can be found on the company’s website at http://www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future aerospace market conditions, aircraft production rates, financial and operational performance, revenue and earnings growth, and earnings results for fiscal 2011.  All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company.  Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING 7 PAGES

FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

CONDENSED STATEMENTS OF INCOME

	Three Months Ended
	June 30,
	2010	2009

Net sales	$406,350	$316,130

Operating income	32,850 *	37,870

Interest expense and other	11,791	5,326
Income tax expense	9,479	11,023

Income from continuing operations	11,580	21,521
Loss from discontinued operations, net of tax	(208)	(3,482)

Net income	$11,372	$18,039

Earnings per share - basic:

Income from continuing operations	$0.65	$1.31
Loss from discontinued operations	$(0.01)	$(0.21)
Net income	$0.64	$1.10

Weighted average common shares outstanding - basic	17,753	16,432

Earnings per share - diluted:

Income from continuing operations	$0.62	$1.30
Loss from discontinued operations	$(0.01)	$(0.21)
Net income	$0.61	$1.09

Weighted average common shares outstanding - diluted	18,731	16,611

Dividends declared and paid per common share	$0.04	$0.04

*              Includes $17,376 of acquisition-related expenses associated with the acquisition of Vought.

-More-

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

BALANCE SHEET

	June 30,	March 31,
	2010	2010
Assets
Cash and cash equivalents	$35,706	$157,218
Accounts receivable, net	296,237	214,497
Inventory, net of unliquidated progress payments of $178,809 and 12,701, respectively	807,465	351,224
Rotable assets	26,192	25,587
Prepaid and other current assets	42,138	18,455
Assets held for sale	5,049	5,051
Current assets	1,212,787	772,032

Property and equipment, net	716,846	327,634
Goodwill	1,505,547	502,074
Intangible assets, net	939,141	79,844
Deferred income taxes and other	240,770	18,392

Total assets	$4,615,091	$1,699,976

Liabilities & Stockholders’ Equity

Current portion of long-term debt	$142,039	$91,929
Accounts payable	222,294	92,859
Accrued expenses	313,968	98,565
Deferred income taxes, current	27,917	0
Liabilities related to assets held for sale	776	899
Current liabilities	706,994	284,252

Long-term debt, less current portion	1,193,236	413,851
Accrued pension and post-retirement benefits, noncurrent	988,946	1,397
Deferred income taxes, noncurrent	114,589	113,640
Other noncurrent liabilities	238,770	26,150

Stockholders’ Equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 24,347,951 and 16,817,931 shares issued	24	17
Capital in excess of par value	820,396	314,870
Treasury stock, at cost, 156,329 and 144,677 shares	(8,971)	(7,921)
Accumulated other comprehensive (loss) income	(2,321)	705
Retained earnings	563,428	553,015
Total stockholders’ equity	1,372,556	860,686

Total liabilities and stockholders’ equity	$4,615,091	$1,699,976

-More-

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

SEGMENT DATA

	Three Months Ended
	June 30,
	2010		2009

Net sales:
Aerospace Systems	$346,856		$259,973
Aftermarket Services	59,797		57,784
Elimination of inter-segment sales	(303)		(1,627)
	$406,350		$316,130

Operating income (loss):
Aerospace Systems	$54,414		$41,845
Aftermarket Services	4,122		2,423
Corporate	(25,686	)*	(6,398)
	$32,850		$37,870

Depreciation and amortization:
Aerospace Systems	$11,374		$10,702
Aftermarket Services	3,043		3,256
Corporate	380		118
	$14,797		$14,076

Capital expenditures:
Aerospace Systems	$7,855		$5,512
Aftermarket Services	894		1,030
Corporate	8,191		531
	$16,940		$7,073

*      Includes $17,376 of acquisition-related expenses associated with the acquisition of Vought.

-More-

(Continued)

FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with recent Securities and Exchange Commission (the “SEC”) guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is EBITDA, which is our income from continuing operations before interest, income taxes, depreciation and amortization. We disclose EBITDA on a consolidated and an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view EBITDA as an operating performance measure and as such we believe that the GAAP financial measure most directly comparable to it is income from continuing operations. In calculating EBITDA, we exclude from income from continuing operations the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. EBITDA is not a measurement of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on EBITDA as a substitute for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of EBITDA to income from continuing operations set forth below, in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our EBITDA.

EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 15 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our income from continuing operations has included significant charges for depreciation and amortization. EBITDA excludes these charges and provides meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of EBITDA helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe EBITDA is a measure of our ongoing operating performance because the isolation of non-cash charges, such as depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our income from continuing operations to calculate EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to income from continuing operations:

•              Amortization expenses may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•              Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•              The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•              Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

-More-

(Continued)

FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures, continued

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

The following table shows our EBITDA reconciled to our income from continuing operations for the indicated periods (in thousands):

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

	Three Months Ended
	June 30,
	2010		2009

Income from Continuing Operations	$11,580		$21,521

Add-back:
Income Tax Expense	9,479		11,023
Interest Expense and Other	11,791		5,326
Depreciation and Amortization	14,797		14,076

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$47,647	*	$51,946

Net Sales	$406,350		$316,130

EBITDA Margin	11.7%		16.4%

*      Includes $17,376 of acquisition-related expenses associated with the acquisition of Vought.

-More-

(Continued)

FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

	Three Months Ended June 30, 2010
			Segment Data
	Total		Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Income from Continuing Operations	$11,580

Add-back:
Income Tax Expense	9,479
Interest Expense and Other	11,791

Operating Income (Expense)	$32,850		$54,414	$4,122	$(25,686)

Depreciation and Amortization	14,797		11,374	3,043	380

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$47,647	*	$65,788	$7,165	$(25,306)*

Net Sales	$406,350		$346,856	$59,797	$(303)

EBITDA Margin	11.7%		19.0%	12.0%	n/a

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

	Three Months Ended June 30, 2009
		Segment Data
	Total	Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Income from Continuing Operations	$21,521

Add-back:
Income Tax Expense	11,023
Interest Expense and Other	5,326

Operating Income (Expense)	$37,870	$41,845	$2,423	$(6,398)

Depreciation and Amortization	14,076	10,702	3,256	118

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$51,946	$52,547	$5,679	$(6,280)

Net Sales	$316,130	$259,973	$57,784	$(1,627)

EBITDA Margin	16.4%	20.2%	9.8%	n/a

*      Includes $17,376 of acquisition-related expenses associated with the acquisition of Vought.

-More-

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We use “Net Debt to Capital” as a measure of financial leverage. The following table sets forth the computation of Net Debt to Capital:

	June 30,	March 31,
	2010	2010

Calculation of Net Debt
Current portion	$142,039	$91,929
Long-term debt	1,193,236	413,851
Total debt	1,335,275	505,780
Less: Cash and cash equivalents	35,706	157,218
Net debt	$1,299,569	$348,562

Calculation of Capital
Net debt	$1,299,569	$348,562
Stockholders’ equity	1,372,556	860,686
Total capital	$2,672,125	$1,209,248

Percent of net debt to capital	48.6%	28.8%

######